                                                    PERFORMANCE CALCULATION

                                              COLONIAL TAX EXEMPT INSURED FUND - CLASS A

                                                   Fiscal Year End: 11/30/95



                      1 YEAR ENDING 11/30/95          5 YEARS ENDING 11/30/95     10 YEARS ENDING 11/30/95

                    Standard    Non-Standard        Standard    Non-Standard   Standard     Non-Standard
                 ------------- --------------    -------------- -------------  ---------  ---------------
Initial Inv.       $1,000.00      $1,000.00        $1,000.00      $1,000.00     $1,000.00      $1,000.00
Max. Load               4.75%                           4.75%                        4.75%

Amt. Invested        $952.50      $1,000.00          $952.50      $1,000.00       $952.50      $1,000.00
Initial NAV            $7.45          $7.45            $7.66          $7.66         $7.15          $7.15
Initial Shares       127.852        134.228          124.347        130.548       133.217        139.860

Shares From Dist.      6.884          7.234           40.874         42.907       117.840        123.714
End of Period NAV      $8.38          $8.38            $8.38          $8.38         $8.38          $8.38

Total Return           12.91%         18.55%           38.46%         45.36%       110.39%        120.88%

Average Annual
 Total Return          12.91%         18.55%            6.72%          7.77%         7.72%          8.25%



                                        PERFORMANCE CALCULATION

                               COLONIAL TAX-EXEMPT INSURED FUND - CLASS B

                                       Fiscal Year End: 11/30/95

                                         Inception Date: 5/5/92


                                                          SINCE INCEPTION
                        1 YEAR ENDING 11/30/95           5/5/92 TO 11/30/95

                   Standard     Non-Standard           Standard    Non-Standard
                 ------------ -------------------    ------------ -------------

Initial Inv.       $1,000.00    $1,000.00             $1,000.00     $1,000.00

Amt. Invested      $1,000.00    $1,000.00             $1,000.00     $1,000.00
Initial NAV           $7.45         $7.45                 $7.91         $7.91
Initial Shares      134.228       134.228               126.422       126.422

Shares From Dist.     6.196         6.196                23.143        23.143
End of Period NAV     $8.38         $8.38                 $8.38         $8.38

CDSC                   5.00%                               3.00%
Total Return          12.68%        17.68%                22.34%        25.34%

Average Annual
 Total Return         12.68%        17.68%                 5.80%         6.52%